EXHIBIT 99.1
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                             Joint Filer Information
                             -----------------------


Name of Joint Filer:                           Pirelli Finance (Luxembourg) SA

Address of Joint Filer:                        35 boulevard du Prince
                                               L-1724 Luxembourg, Luxembourg

Relationship of Joint Filer to Issuer:         10% owner.

Issuer Name and Ticker or Trading Symbol:      Avanex Corporation [AVNX]

Date of Event Requiring
Statement (Month/Day/Year):                    October 29, 2007

Designated Filer:                              Pirelli & C. SpA


         Notes:


November 8, 2007
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Date

SIGNATURE:

PIRELLI FINANCE (LUXEMBOURG) SA

By:  /s/  Pierluigi Zanaboni
   -----------------------------
     Name:  Pierluigi Zanaboni
     Title: Member of the Board